UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2011

Aon Corporation

(Exact name of registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-7933 (Commission File Number)	36-3051915 (I.R.S. Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code:  (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2011, Aon Finance N.S. 1, ULC (the “Issuer”), a Nova Scotia unlimited liability company and an indirect wholly-owned subsidiary of Aon Corporation (“Aon”), issued Cdn$375 million of Senior Unsecured Debentures due March 8, 2018 (the “Debentures”).  The Debentures were issued pursuant to an Indenture dated March 8, 2011 among the Issuer, Aon and Computershare Trust Company of Canada, as Trustee (the “Indenture”) and will bear interest at a fixed annual interest rate of 4.76%, payable in semi-annual installments on March 8th and September 8th of each year (to holders of record as of the fifteenth calendar day preceding each interest payment date) commencing on September 8, 2011.

Aon will unconditionally and irrevocably guarantee the payment of the principal and interest on the Debentures. The Issuer intends to use the net proceeds from the sale of the Debentures to repay its Cdn$375 million 5.05% debt securities due April 12, 2011.

The Indenture provides that the Issuer may redeem the Debentures at its option in whole or in part at any time at the option of the Issuer at the redemption price set forth in the Indenture.  The Indenture contains covenants that, among other things, restrict the ability of the Issuer and Aon to merge, consolidate, amalgamate or transfer or lease substantially all of their respective assets unless certain conditions are satisfied and provide holders with the right to cause the Issuer to repurchase their Debentures at a purchase price payable in cash equal to 101% of the aggregate principal amount of the Debentures repurchased, plus accrued and unpaid interest, upon occurrence of a Change of Control Repurchase Event (as defined in the Indenture and which includes the occurrence of a both a change of control transaction and certain downgrades in the ratings of the Debentures by both rating agencies).  The Indenture contains customary events of default.

The foregoing summary is qualified in its entirety by reference to the Indenture, a copy of which is filed herewith and incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)  – (c) Not applicable

(d)         Exhibits

Exhibit No.	Description
4.1	Indenture dated as of March 8, 2011, among Aon Finance N.S. 1, ULC, Aon Corporation and Computershare Trust Company of Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 8, 2011	Aon Corporation

	By:	/s/ Ram Padmanabhan
Ram Padmanabhan
Vice President and Chief Counsel – Corporate

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture dated as of March 8, 2011, among Aon Finance N.S. 1, ULC, Aon Corporation and Computershare Trust Company of Canada.